UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 10, 2017

HMS Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50194	11-3656261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5615 High Point Drive, Irving, Texas 75038
(Address of Principal Executive Offices) (Zip Code)

(214) 453-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2017, HMS Holdings Corp. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Eliza Holding Corp. (“Eliza”), a Delaware corporation, for cash in the amount of $170.0 million, subject to adjustments for working capital, cash, transaction expenses, and indebtedness.

The Merger Agreement was entered into by and among the Company, Echo Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (the “Merger Sub”), Eliza, and Parthenon Investors III, L.P., a Delaware limited partnership, solely in its capacity as the representative for equityholders of Eliza.  Under the terms of the Merger Agreement, the Merger Sub will merge with and into Eliza (the “Merger”) and Eliza will continue as the surviving corporation and become an indirect wholly owned subsidiary of the Company.

The completion of the Merger is subject to satisfaction of certain conditions, including, among others, (i) the absence of any law or governmental action or orders preventing consummation of the transactions contemplated by the Merger Agreement or declaring such transactions unlawful or causing such transactions to be rescinded; (ii) the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) subject to certain materiality thresholds, the representations and warranties made by the Company, the Merger Sub and Eliza, respectively, being true and correct; (iv) Eliza stockholder approval of the Merger and the transactions contemplated by the Merger Agreement; (v) the Company and Eliza being in compliance in all material respects with their Merger Agreement obligations; and (vi) absence of any material adverse effect with respect to Eliza's business.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for the parties to use their respective reasonable best efforts to obtain required regulatory approvals and for Eliza to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger. The Merger Agreement contains indemnification provisions that are subject to specified limitations, including recourse to a representation and warranty insurance policy for certain losses.

The Company and Eliza may terminate the Merger Agreement upon mutual written agreement, or either party may terminate the Merger Agreement: (i) if the Merger or the related transactions are enjoined or illegal; (ii) if the closing has not occurred within 45 calendar days following the date of the Merger Agreement; or (iii) if the other party breaches any representation or covenant (subject to qualifications including with respect to materiality and a cure right).  In addition, Eliza may terminate the Merger Agreement if all outstanding conditions to the parties' obligations to consummate the Merger and the related transactions have been satisfied or waived and Eliza has notified the Company that Eliza is ready, willing and able to consummate the Merger and the related transactions and the Company fails to complete the closing within two business days of the delivery of such notification.

The acquisition is expected to be funded through cash on hand and borrowings under the Company’s credit facility.

Item 7.01. Regulation FD Disclosure.

On March 13, 2017, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release of HMS Holdings Corp., dated March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp.

Date: March 13, 2017	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of HMS Holdings Corp., dated March 13, 2017.